SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas Suite 23A New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 653-0946

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on November 13, 2017 by Viking Energy Group, Inc., a Nevada corporation (the “Corporation”), the Corporation entered into a Membership Interest Purchase Agreement (the “Agreement”) with Black Rhino, LP, a Delaware limited partnership (the “Seller”), on November 10, 2017. This Current Report on Form 8-K is being filed to disclose various matters in connection with the completion of the transactions under the Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2017, the Corporation, the Seller and Petrodome Energy, LLC, a Texas limited liability company (“Petrodome Energy”), entered into Amendment No. 2 to the Agreement to include Petrodome Hamilton Ranch, LLC, a Texas limited liability company (“Hamilton Ranch”), and Petrodome San Patricio, LLC, a Texas limited liability company (“San Patricio”), as companies to be acquired, to update certain exhibits to the Agreement, and to make other changes described therein (the “Second Amendment”). The foregoing description of the Second Amendment is qualified by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 2.3 and incorporated by reference into this Item 1.01.

The Agreement, as amended by the First Amendment (defined below) and the Second Amendment, is referred to herein as the “Acquisition Agreement.” Pursuant to the Acquisition Agreement, the Corporation agreed to purchase from the Seller (the “Acquisition”) all of the issued and outstanding membership interests in Petrodome Energy and each of its subsidiaries described in the Acquisition Agreement (the “Acquired Companies” and each, an “Acquired Company”).

On December 22, 2017, in connection with the closing of the Acquisition, Petrodome Energy and each of the Acquired Companies other than Hamilton Ranch and San Patricio (collectively, the “Borrowers”) entered into a Term Loan Agreement (the “Loan Agreement”), dated December 22, 2017, by and among the Borrowers, 405 Petrodome LLC, as administrative agent (the “Agent”), and 405 Petrodome LLC and Cargill, Incorporated, as lenders (collectively, the “Lenders”).

The Loan Agreement provides for a funded term loan in the amount of $8.0 million at a 6.0% original issue discount, which results in an original principal amount of approximately $8.5 million (the “Term Loan”). The Borrowers also paid an upfront fee equal to 1.0% of the Term Loan amount. The maturity date of the Term Loan is December 22, 2019 (the “Maturity Date”). On the closing date, approximately $5.2 million of the Term Loan was funded into a capital expenditures account controlled by the Agent (the “CapEx Account”). The release of funds from the CapEx Account to the Borrowers is subject to the satisfaction, in the Agent’s sole discretion, of several conditions related to the Borrowers’ operations and development prospects. The full amount of the Term Loan bears interest at the following rates: (i) 12-Month LIBOR plus 9.875% per annum until June 30, 2018; (ii) 12-Month LIBOR plus 11.375% per annum until December 31, 2018 and (iii) 12-Month LIBOR plus 12.875% per annum until December 31, 2019. If there is an event of default, the interest rate under the Term Loan increases by an additional 2.0% per annum. Interest is payable in kind monthly during the first three months while the Term Loan is outstanding, and payable in cash monthly on the first business day of each calendar month thereafter. Principal payments are due on the Term Loan as follows: $75,000 per month for the first six months commencing on June 1, 2018, and $125,000 per month thereafter. The remaining balance of the Term Loan is due and payable on the Maturity Date.

Pursuant to the Loan Agreement, the Borrowers also conveyed a 2.5% over-riding royalty interest in all of their interests in certain oil and gas leases to the Agent. Subject to certain conditions: (i) on the twelve month anniversary of the effective date of the Loan Agreement, fifty percent of the over-riding royalty interest conveyed to the Agent will revert back to the Borrowers, and (ii) on the twelve month anniversary of the date the Term Loan is paid in full, twenty five percent of the over-riding royalty interest conveyed to the Agent will revert back to the Borrowers. At any time within the twenty four months following the date the Term Loan is paid in full, the Borrowers also have an option to purchase the remaining twenty-five percent of the over-riding royalty interests conveyed to the Agent on the terms and conditions specified in the Loan Agreement.

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The Loan Agreement contains various affirmative covenants that require the Borrowers to, among other things, maintain adequate records; provide the Agent with financial statements, reserve reports, and other financial information; provide notice of certain events; hedge production volumes; reimburse the Agent and Lenders for certain expenses in connection with the Loan Agreement; maintain insurance and provide the Agent with access to meetings of the Borrowers’ governing body or the governing body of their managers. The Loan Agreement contains various negative covenants that limit the ability of the Borrowers to, among other things, incur additional indebtedness; grant certain liens; engage in certain asset acquisitions and dispositions; make certain loans; make or declare certain dividends or distributions; issue additional equity interests other than common equity; engage in certain changes in their organizational structure; engage in certain transactions with affiliates; make certain capital expenditures; amend their organizational documents or form or acquire additional subsidiaries.

The Loan Agreement also contains covenants that require the maintenance of specified financial ratios or conditions as follows:

•	Current Ratio: Commencing as of the closing of any fiscal month on or after May 31, 2018, the Borrowers may not allow the ratio of current assets to current liabilities to be less than 1.00 to 1.00.

•	PDP Collateral Coverage: The Borrowers may not allow the PDP Collateral Coverage percentage to be less than: (i) seventy percent on and after May 31, 2018; (ii) sixty-five percent on and after November 30, 2018; (iii) sixty percent on and after May 31, 2019 and (iv) fifty-five percent on and after November 30, 2019. The PDP Collateral Coverage percentage is: (a) the positive difference of: (i) the balance under the Loan Agreement as of the relevant date, minus (ii) the amount of cash in the CapEx Account as of the relevant date, divided by (b) the PV-10 value of the Borrowers’ proved developed producing reserves (using adjusted strip prices on the relevant date applied to the proved developed producing reserves of the Borrowers on a consolidated basis).

•	Proved Reserve Coverage: The Borrowers may not allow, as of May 31, 2018, and each November 30th and May 31st thereafter, the positive difference of: (a) the difference of: (i) the balance under the Loan Agreement as of the relevant date, minus (ii) the amount of cash in the CapEx Account, as of the relevant date, to be more than (b) fifty percent of the PV-10 value of proved reserves (using adjusted strip prices on the relevant date applied to the proved resources of the Borrowers on a consolidated basis). Only twenty percent of the PV-10 value of proved undeveloped reserves are included for purposes of calculating the PV-10 value of proved reserves.

The Loan Agreement contains customary representations and warranties and events of default. Events of default include, among other things, payment defaults; breaches of representations and warranties; covenant defaults; cross-defaults and cross-acceleration to certain indebtedness; the attachment of levies and garnishments; certain events of bankruptcy and insolvency; certain final and non-appealable judgments; actual or asserted failure of any security document supporting the Loan Agreement; payment of subordinated indebtedness and a change of control. If such an event of default occurs, the Lenders would be entitled to take various actions, including the acceleration of amounts due under the Term Loan and all actions permitted to be taken by a secured creditor.

Obligations under the Loan Agreement are secured by mortgages on the oil and gas leases of the Borrowers, a security agreement covering all assets of each Borrower, and a pledge by the Corporation of all of the membership interests of Petrodome Energy, and by Petrodome Energy of all of the membership interests in each Borrower.

The foregoing description of the Loan Agreement is qualified by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 22, 2017, the Corporation completed the Acquisition. The aggregate purchase price for the Acquisition consisted of: (i) a $3.2 million cash payment to the Seller (reflecting a $3.0 million cash payment adjusted for closing date purchase price adjustments), funded with borrowings under the Term Loan; (ii) the issuance to the Seller of 2,000,000 shares of the Corporation’s common stock, $0.001 par value per share (the “Share Consideration”); and (iii) a grant to the Seller of a 1.5% over-riding royalty interest in (a) all existing oil and gas leases associated with the Acquired Companies, and (b) all new oil and gas wells drilled on certain prospects identified by the Seller in the Acquisition Agreement, which expire on October 31, 2020. The purchase price is subject to post-closing adjustments.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Loan Agreement, Term Loan and the borrowings thereunder set forth in Item 1.01 and Item 2.01 above are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance of the Share Consideration to the Seller set forth in Item 2.01 above is incorporated by reference into this Item 3.03. The issuance of the Share Consideration was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as there was no general solicitation and the issuance did not involve a public offering.

Item 7.01 Regulation FD Disclosure.

On December 26, 2017, the Corporation issued a press release announcing the closing of the Acquisition and the Loan Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 30, 2017, the Corporation and the Seller entered into Amendment No. 1 to the Agreement to extend the deadline for certain title benefit and defect notices until December 4, 2017 (the “First Amendment”). The foregoing description of the First Amendment is qualified by reference to the full text of the First Amendment, which is attached hereto as Exhibit 2.2 and incorporated by reference into this Item 8.01.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Corporation will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Corporation will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1#	Membership Interest Purchase Agreement, dated November 10, 2017, by and among Viking Energy Group, Inc. and Black Rhino, LP.
2.2	First Amendment to Membership Interest Purchase Agreement, dated November 30, 2017, by and among Viking Energy Group, Inc. and Black Rhino, LP.
2.3#	Second Amendment to Membership Interest Purchase Agreement, dated December 22, 2017, by and among Viking Energy Group, Inc., Black Rhino, LP and Petrodome Energy, LLC.
10.1	Term Loan Agreement, dated December 22, 2017, by and among the Borrowers listed therein, 405 Petrodome LLC, as Administrative Agent, and 405 Petrodome LLC and Cargill, Incorporated, as Lenders.
99.1	Press release dated December 26, 2017.

# The Corporation agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request

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EXHIBIT INDEX

Exhibit No.	Description

2.1#	Membership Interest Purchase Agreement, dated November 10, 2017, by and among Viking Energy Group, Inc. and Black Rhino, LP.
2.2	First Amendment to Membership Interest Purchase Agreement, dated November 30, 2017, by and among Viking Energy Group, Inc. and Black Rhino, LP.
2.3#	Second Amendment to Membership Interest Purchase Agreement, dated December 22, 2017, by and among Viking Energy Group, Inc., Black Rhino, LP and Petrodome Energy, LLC.
10.1	Term Loan Agreement, dated December 22, 2017, by and among the Borrowers listed therein, 405 Petrodome LLC, as Administrative Agent, and 405 Petrodome LLC and Cargill, Incorporated, as Lenders.
99.1	Press release dated December 26, 2017.

# The Corporation agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.
(Registrant)

Date: December 29, 2017	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

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